LIMITED POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that I,
Steven F. Crooke, the undersigned, of 14912
Brentwood Drive, Lenexa, Kansas 66215, hereby make, constitute and appoint Jerry W. Fanska or, in the alternative, Andrew B. Schmitt, each of Layne Christensen Company, 1900 Shawnee Mission
Parkway, Mission Woods, Kansas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said Mr. Fanska and Mr. Schmitt full power to execute and to file with the Securities and Exchange Commission ("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities
Act of 1933 or the Securities Exchange Act of
1934, each as amended, in connection with my beneficial ownership of equity securities of Layne
Christensen Company (the "Company") for the past two fiscal years of the Company and for the current fiscal year ending January 31, 2003.

     The rights, powers, and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof, and such rights, powers, and authority shall remain in full force and effect thereafter until revoked in writing by the undersigned.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney as of this 9th day of July, 2003.

                         /s/ Steven F. Crooke
                         -------------------------
                                (Signature)

State of  KANSAS  )
                  ) ss.
County of 	JOHNSON )

     On this 9th day of July, 2003, before me a notary public in and for said state, personally appeared Steven F. Crooke, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.

                           /s/ Carla J.Ginardi
                        -------------------------
                              Notary Public
   [SEAL]


My Appointment Expires:

     May 21, 2005
----------------------
    (Date)